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                                                                Exhibit 10 (j)

                              EMPLOYMENT AGREEMENT

         This Employment Agreement is entered into as of the 1st day of June, 2002, by and between TXU Corp., a Texas corporation (the "Company") and Erle Nye, an individual (the "Employee").

                                    RECITALS

         WHEREAS, Employee has served the Company in various capacities for over 40 years and currently serves the Company as its Chairman of the Board and Chief Executive; and

         WHEREAS, the Company and Employee previously entered into that certain Employment Agreement dated as of June 1, 2000, which provided, among other things, for Employee's employment with the Company through June 1, 2004 ("Prior Employment Agreement"); and

         WHEREAS, the Company desires to modify the Prior Employment Agreement to extend the term of Employee's commitment of his services to the Company, and the parties desire to modify certain terms and conditions of their relationship and arrangement and, in connection therewith, to enter into this Agreement which shall supersede and replace the Prior Employment Agreement.

         NOW, THEREFORE, the parties agree as follows.

1. Definitions. For purposes of this Agreement, the following terms shall have
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   the meanings set forth below.

(a) "AIP" means the TXU Annual Incentive Plan, as amended from time to time, or any successor plan.
(b) "Cause" means any one or more of the following: (i) the material breach by the Employee of this Agreement; (ii) Employee's breach of his fiduciary duty to the Company and/or its shareholders in his capacity as an officer of the Company; (iii) any action or failure to act on the part of Employee which results in material injury to the assets, business prospects or reputation of the Company or any affiliate of the Company; (iv) the appropriation of a material business opportunity of the Company or any affiliate of the Company, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Company; or (v) Employee's failure to substantially perform his duties and responsibilities hereunder, including without limitation Employee's breach of the Company's Code of Conduct or an express employment policy of the Company.

(c) "Change in Control" means a change in control of the Company of a nature that would be required to be reported in response to Item 1(a) of the

     Securities and Exchange Commission Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act), or would have been required to be so reported but for the fact that such event had been "previously reported" as that term is defined in Rule 12b-2 of Regulation 12B under the Exchange Act; provided that, without in any way limiting the foregoing, a Change in Control shall be deemed to have occurred if any one or more of the following events occurs: (i) any Person is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities having the right to vote at elections of directors of the Company ("Voting Securities");
     (ii) individuals who constitute the board of directors of the Company on the effective date of this Agreement (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the effective date of this Agreement whose election, or nomination for election by the Company's shareholders, was approved by at least three-quarters of the Company's directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall, for purposes of this clause (ii), be considered as though such person were a member of the Incumbent Board; (iii) a recapitalization or reclassification of the Voting Securities of the Company , which results in either (a) a decrease by 33% or more in the aggregate percentage ownership of Voting Securities held by Independent Shareholders (on a primary basis or on a fully diluted basis after giving effect to the exercise of stock options and warrants), or (b) an increase in the aggregate percentage ownership of Voting Securities held by non-Independent Shareholders (on a primary basis or on a fully diluted basis after giving effect to the exercise of stock options and warrants) to greater than 50%; (iv) all or substantially all of the assets of the Company are liquidated or transferred to an unrelated party; or (v) the Company is a party to a merger, consolidation, reorganization or similar transaction pursuant to which the Company is not the surviving ultimate parent entity. For purposes of this definition, the term "Person" shall mean and include any individual, corporation, partnership, group, association or other "person", as such term is used in
     Section 14(d) of the Exchange Act, other than the Company, a subsidiary of the Company or any employee benefit plan(s) sponsored or maintained by the Company or any subsidiary thereof, and the term "Independent Shareholder" shall mean any shareholder of the Company except any employee(s) or director(s) of the Company or any employee benefit plan(s) sponsored or maintained by the Company or any subsidiary thereof.

(d) "DICP" means the TXU Deferred and Incentive Compensation Plan, as amended from time to time, or any successor plan.

(e) "Disability" means Disability within the meaning of the TXU Long-Term Disability Income Plan, as amended from time to time, or any successor plan.

(f) "Good Reason" means any one or more of the following occurrences: (i) Employee's base salary as in effect immediately prior to a Change in Control, or as it may be increased subsequent to a Change in Control, is reduced; (ii) Employee's status or responsibilities with the Company immediately prior to a Change in Control are materially reduced, or Employee is assigned duties which are inconsistent with such status or responsibilities, or Employee's business location is materially changed;
     (iii) the Company (or its successor) fails to continue in effect any pension, health care or executive compensation plan or arrangement in which Employee was participating immediately prior to a Change in Control, or Employer or the Company (or their successors) takes some action which materially reduces Employee's benefits under any such plan or program, without (in either such case) providing Employee with substantially similar benefits; or (iv) any successor to the Company in connection with a Change in Control does not, prior to the Change in Control, expressly assume this Agreement.

  (g) "LTICP" means the TXU Long-Term Incentive Compensation Plan, as amended from time to time, or any successor plan.

  (h) "O&C Committee" means the Organization and Compensation Committee of the Board of Directors of the Company.

  (i) "Retirement Plan" means the TXU Retirement Plan, as amended from time to time, or any successor plan.

  (j) "SDP" means the TXU Salary Deferral Program, as amended from time to time, or any successor plan.

  (k) "Split-Dollar Life Insurance Program" means the TXU Split-Dollar Life Insurance Program, as amended from time to time, or any successor plan.

  (l) "Supplemental Retirement Plan" means the TXU Second Supplemental Retirement Plan, as amended from time to time, or any successor plan.

  (m) "Trust" means the secular trust established under the Supplemental Retirement Plan.

2.  Employment. The Company hereby agrees to employ Employee and Employee
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    hereby agrees to serve the Company, subject to the terms and conditions set forth herein.

3.  Replacement of Prior Employment Agreement. The Prior Employment
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    Agreement is hereby replaced and superseded in full by this Agreement, and shall have no further force or effect.
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4.  Term. This Agreement shall commence as of the date first set forth
    ----
    above and, unless terminated earlier pursuant to the provisions hereof, shall expire on May 31, 2007 ("Term"). The period from June 1, 2002 through May 31, 2005, shall be referred to herein as the "Initial Term". The period from June 1, 2005 through May 31, 2007, shall be referred to herein as the "Secondary Term".

5.  Title and Duties.
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(a)  Initial Term. During the Initial Term, Employee shall serve the Company as its Chairman of the ------------ Board and Chief Executive, and shall perform such duties and tasks as he may be called upon by the Company to perform from time to time. A primary duty and role of Employee during the Initial Term shall be to assist the Company in strengthening executive management succession and transition issues. It is currently contemplated that, by the expiration of the Initial Term, Employee's successor as Chief Executive of the Company will have been identified and elected. Following the election of such successor, Employee shall continue to serve the Company as its Chairman of the Board through the expiration of the Initial Term unless Employee's successor as Chief Executive is elected as the Chairman of the Board prior to the expiration of the Initial Term. In such event, Employee shall continue in an executive officer position for the remainder of the Initial Term, and his specific title and duties shall be mutually agreed upon by Employee and the Company.

(b) Secondary Term. During the Secondary Term, Employee, at his election, will either continue as -------------- an employee of the Company or, with the Company's approval, may elect to retire and fulfill his obligations to the Company during the Secondary Term in a consulting capacity. Whether as an employee or as a consultant, Employee shall continue to serve the Company as its Chairman of the Board throughout the Secondary Term unless Employee's successor as Chief Executive has been, or is, elected as the Chairman of the Board. In such event, Employee's title and duties for the remainder of the Secondary Term will be mutually agreed upon by Employee and the Company. In any event, Employee's primary responsibility during the Secondary Term shall be to assist the Company in transition matters, and to provide the Company with counsel, support and advice.

6.  Compensation During the Initial Term. During the Initial Term, Employee
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    will be entitled to compensation and benefits as follows:

(a)  Base Salary. Employee shall initially receive a base salary of $87,500 per
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     month, payable in equal installments at such periods as shall from time to time be established by the Company as regular payroll periods. Employee's base salary shall be subject to review and modification from time to time at the discretion of the Company; provided that Employee's base salary may be increased, but not decreased, during the Initial Term.

(b)  Special Bonus. As an incentive for, and in consideration of, Employee's
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     agreeing to extend the term of his commitment to the Company and to enter into this Agreement, the Company shall pay Employee a bonus in the amount of $1,000,000, which shall be payable over the Term of this Agreement in five (5) equal annual payments of $200,000 each. The first such payment shall be made as soon as reasonably practical following the effective date of this Agreement, and the final four (4) payments shall be made on the next four (4) successive anniversary dates of this Agreement. The bonus provided for in this paragraph shall be in addition to all other compensation andbenefits to which Employee shall be entitled, and shall not impact the Company's normal annual compensation review of Employee. Employee understands that the bonus shall not be included as compensation or earnings for purposes of determining Employee's benefits under any plan, program or policy of the Company.

(c)  Annual Bonus. Employee shall be entitled to receive incentive bonus awards
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     subject to, and in accordance with the provisions of, the AIP and shall be included in the highest officer category under the AIP.

(d)  Restricted Stock Awards. Following, and in connection with, the executive
     -----------------------
     officer annual review by the O&C Committee in each year during the Initial Term, Employee shall be entitled to receive an award of at least 40,000 shares of restricted stock under the LTICP. Each such award shall be subject to terms, conditions and restrictions comparable to those contained in contemporaneous awards granted to other executive officers of the Company; except that each such award shall provide that retirement by Employee during the relevant performance period shall not cause or result in a forfeiture of any portion of such award and that, in the event Employee retires, all such awards which would otherwise forfeit upon Employee's retirement shall be paid at the time and in the amount they otherwise would have been paid in the absence of such retirement. In the event that no awards of restricted stock are made under the LTICP at one or more of the above-referenced times to any other officer or key employee, the Company shall, in lieu of awarding Employee restricted stock, grant to Employee at such time(s) an award of a type comparable to that awarded to other officers of similar rank (but including a provision for the waiver of forfeiture upon Employee's retirement as described above) having a value reasonably comparable to an award of at least 40,000 shares of restricted stock (taking into consideration performance criteria and vesting periods applicable to restricted stock awards heretofore granted under the LTICP, and assuming that performance goals and targets would have been attained so that 100% of the restricted stock would have become payable). In the event that no awards of any type are awarded under the LTICP at one or more of the above-referenced times, Employee will be entitled to receive at such time(s) cash in an amount equal to the present value of an award of at least 40,000 shares of restricted stock (taking into consideration performance criteria and vesting periods applicable to restricted stock awards heretofore granted under the LTICP and assuming that performance goals and targets would have been attained so that 100% of the restricted stock would have become payable). The minimum share amount provided for in this paragraph shall be subject to adjustment in the event of a stock split, reverse stock split, combination, share exchange or other event affecting the Company's common stock so as to maintain the value of the benefit intended in this paragraph.

(e) Company Automobile. Employee shall be entitled to participate in the Company's executive automobile policy on the same basis as other executives of the Company subject to the terms and conditions of such automobile policy as it may be amended, altered or terminated from time to time.

(f) Country Club. The Company shall continue to pay, or reimburse Employee for, the monthly membership dues for a country club mutually agreed upon by Employee and the Company on a basis comparable to other executive officers of the Company.

(g) Employee Benefits. Employee shall be entitled to participate in all of the Company's employee benefit plans, programs, arrangements and fringe benefit policies to the extent he is qualified to do so by virtue of his employment with the Company, subject to the terms, conditions and limitations of such plans, arrangements and policies, as they may be amended, altered or terminated from time to time.

7. Compensation During the Secondary Term. During the Secondary Term, Employee will be entitled to compensation as follows:

(a)  Base Salary. Employee shall receive base salary equal to seventy-five
     -----------
     percent (75%) of Employee's base salary in effect immediately prior to the expiration of the Initial Term. Such base salary shall be paid in equal installments at such periods as shall from time to time be established by the Company as regular payroll periods; unless and to the extent that, prior to the expiration of the Initial Term, the Company and Employee mutually agree to the payment of such salary in one of the following alternative forms: (i) as additional retirement compensation payable in three (3) equal annual installments, with the first such installment to be paid on the first anniversary of Employee's retirement and the final two (2) installments to be paid on the following two (2) successive anniversary dates of Employee's retirement; or (ii) a fully paid up life insurance policy covering Employee's life in an amount which can be purchased with the aggregate amount of such base salary during the Secondary Term, and which shall be in addition to any other life insurance coverage provided to Employee under any other Company plan, program or arrangement.

(b)  AIP Award for Final Year of Initial Term. For 2005 performance, during
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     which the Initial Term will expire, Employee shall be entitled to receive an AIP award, prorated for the portion of the AIP plan year prior to the expiration of the Initial Term and determined on the basis of performance against the relevant performance criteria during the 2005 AIP plan year. Such prorated AIP award shall be paid at the time provided for under the terms of the AIP.

(c)  Final Installments of Special Bonus Payment. The final two (2) annual
     -------------------------------------------
     payments of the bonus provided for in paragraph 6(b) above shall be made during the Secondary Term at the times set forth in paragraph 6(b).

(d)  Company Automobile. Employee shall be entitled to participate in the
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     Company's executive automobile policy on the same basis as executives of the Company subject to the terms and conditions of such automobile policy as it may be amended, altered or terminated from time to time.

(e)  Employee Benefits. Employee shall be entitled to participate in all of the
     -----------------
     Company's employee benefit plans, programs, arrangements and fringe benefit policies to the extent he is qualified to do so by virtue of his employment with the Company, subject to the terms, conditions and limitations of such plans, arrangements and policies, as they may be amended, altered or terminated from time to time. Employee understands and agrees that, during the Secondary Term, he will not be eligible to continue to participate in the AIP or the DICP. It is also contemplated that Employee will not receive additional awards under the LTICP during the Secondary Term. Employee's participation in the Split-Dollar Life Insurance Program will continue during the Secondary Term at its current compensation multiple (i.e., 4 x "Compensation" as defined in the Split-Dollar Life Insurance Program) in accordance with the terms and conditions of such program.

8.   Continuing Benefits Following the Term and Employee's Retirement. In
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     addition to other benefits which Employee shall be entitled to receive as a result of his retirement from the Company under the terms of the Company's various employee benefit plans and programs, the Company shall, following the Term of this Agreement, provide Employee with the following additional benefits:

(a)  Continuing Office and Administrative Support. For a period of five (5)
     --------------------------------------------
     years following the expiration of the Term, the Company shall provide Employee with suitable office space and administrative support. At Employee's election, and subject to the Company's general business needs, such office may be located in a Company facility, in Employee's personal residence or at another location mutually agreed upon between the Company and Employee. In the event that such office is in a location other than a Company facility, the Company shall reimburse Employee for reasonable costs associated with maintaining such office and of providing administrative support.


(b)  Continuing Use of Corporate Aircraft. For a period of five (5) years
     ------------------------------------
     following the expiration of the Term, the Company shall provide Employee with reasonable access to the Company's aircraft for Employee's participation in business, civic and community activities with which Employee was involved during his tenure as Chairman of the Board and Chief Executive of the Company, or in which Employee is requested by the Chief Executive of the Company to participate. In the event of conflicting business needs for use of the Company's aircraft, the Company's Chief Executive shall make all determinations regarding priority of use.

(c)  Reimbursement of Annual Physical and Financial Planning Services Costs. The
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     Company shall continue to reimburse Employee for the remainder of
     Employee's life for costs associated with an annual health physical examination and financial planning services on a basis comparable to the provision of such benefits by the Company to its executive officers.

9.   Supplemental Retirement Plan Benefit. Pursuant to the provisions of Section
     ------------------------------------
     4(d) of the Prior Employment Agreement, the Company was obligated to fully fund Employee's retirement benefit under the Supplemental Retirement Plan in the manner, amount and pursuant to the actuarial assumptions and factors described in the Prior Employment Agreement. The Company hereby confirms that, in January 2001, it deposited in the Trust an amount sufficient to satisfy such funding obligation. As contemplated in the Prior Employment Agreement, the Company hereby agrees that, upon Employee's retirement and from time to time thereafter as may be reasonable, the Company shall cause the actuary for the TXU Retirement Plan to review the funded status of Employee's Supplemental Retirement Plan benefit, and the Company shall make additional deposits to the Trust if necessary to adjust the funded status of such benefit so that it remains fully funded based on the assumptions and factors specified in the Prior Employment Agreement (which are hereby incorporated in this Agreement by reference), or such other or different assumptions and factors as may be deemed by the actuary to be appropriate at the time of such review if the use of such other or different assumptions and factors would require a higher level of funding of the Trust. The Company's obligations under this paragraph shall survive the expiration or termination of this Agreement regardless of the reason for such expiration or termination.

10. Termination of Agreement.

(a)  Termination for Reasons Other Than Cause or Employee's Voluntary
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     Resignation / Retirement Without the Company's Prior Approval. The benefits
     -------------------------------------------------------------
     described below shall be provided to Employee in the event of his death or Disability prior to the expiration of the Term. Such benefits shall also be provided to Employee in the event that, prior to the expiration of the
     Term: (1) the Company terminates Employee without Cause; or (2) the Company has given prior approval for the Employee to resign or retire. In the event of Employee's death, the benefits shall be paid to Employee's spouse, or if his spouse does not survive him, to his estate:


(i) Employee shall continue to receive (A) the base salary provided for under paragraphs 6(a) and 7(a) above through the remainder of the Term, (B) the annual incentive awards Employee would have received hereunder through the Initial Term assuming payment at the target award level, and (C) the bonus payments provided for under paragraph 6(b) above. Such amounts shall be paid at the respective times they would otherwise have been paid had this Agreement not terminated.

(ii) If and to the extent that any then outstanding restricted stock awards previously granted to Employee under the LTICP shall be forfeited as a result of the termination, Employee shall be entitled to receive an amount in cash equal to what the value of such award(s) would have been had they not been forfeited, such cash payments to be made at the time(s) that such forfeited awards would have matured and been distributed.

(iii) Employee shall be entitled to receive an amount in cash equal to the value of any restricted stock award(s) provided for under paragraph 6(d) above which had not been made as of the date of such termination. The amount of such cash payment(s) shall be based on the assumption that Employee received the restricted stock award(s) at the time(s) provided for under paragraph 6(d), and that the amount of each such award was equal to the largest award previously made to Employee under the LTICP. Such cash payment(s) shall be made at the time(s) that such award(s) would have matured and been distributed.

(iv) Employee shall be entitled to receive any and all benefits to which he is entitled under the terms, and subject to the conditions, of the Company's employee benefit plans, programs and arrangements.

(b)  Termination by the Company for Cause or Employee's Voluntary Resignation /
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     Retirement Without the Company's Prior Approval. In the event that this
     -----------------------------------------------
     Agreement is terminated at any time prior to the expiration of the Term by the Company for Cause or upon the Employee's voluntarily resigning or retiring without the prior approval of the Company, Employee shall be entitled to receive his base salary through the date of such termination, pay for unused vacation in accordance with the Company's normal policy, and any other benefits to which Employee is entitled under the terms, and subject to the conditions, of the Company's employee benefit plans, programs and arrangements.

In the event that the payments and benefits provided for in Section 10(a) above, or any portion thereof, constitute an "excess parachute payment" under Section 4999 of the Code, or any successor provision, the Company shall, in addition to providing the foregoing payments and benefits, pay Employee a tax gross-up cash payment(s) in an amount agreed upon by Employee to be sufficient to fully offset the excise tax which Employee is, or may be, required to pay as a result thereof. Such tax gross-up payment shall be paid to Employee concurrently with the cash payments provided for hereinabove; provided that if the amount of such tax gross-up payment cannot be finally determined by such date, the Company shall pay Employee concurrently with such other payments an estimate, determined in good faith by the Company, of the minimum amount of the required tax gross-up payment.

     Thereafter, the Company shall promptly (but in any event within forty-five
     (45) days of Employee's termination) determine in good faith the total amount of the tax gross-up payment and seek to obtain Employee's approval thereof. The remaining portion of the tax gross-up payment shall be paid to Employee promptly after Employee approves the total amount.

     Notwithstanding any other provision of this Agreement, Employee shall not be entitled to any of the payments or benefits provided for under paragraph 10(a) above if the circumstances of Employee's termination entitle him to the payments and benefits provided for in Section 11 below.

11.  Change In Control. If, during the Initial Term, and not thereafter: (i)
     -----------------
     Employee voluntarily terminates his employment with the Company (or its successor) within six (6) months following a Change in Control (as defined below), or (ii) Employee's employment is terminated by the Company (or its successor) without Cause, or Employee terminates his employment for Good Reason (as defined below), in either case within twenty-four (24) months following a Change in Control, Employee shall be entitled to receive the compensation and benefits described in (a), (b), (c) and (d) hereinbelow:

(a) A one-time cash payment, which shall be payable as soon as reasonably practical following such termination, but in any event within ten (10) business days thereafter, in an aggregate amount equal to the sum of the following:

(i) An amount equal to the greater of: (A) the base salary and annual incentive awards (assuming target annual incentive payouts) that Employee would have received for the remainder of the Term; or (B) three (3) times the aggregate of Employee's annualized base salary as in effect immediately prior to the Change in Control plus Employee's target annual incentive award for the year in which the Change in Control occurs;

(ii) An amount equal to the unpaid portion, if any, of the bonus provided for under paragraph 6(b) above;

(iii) An amount equal to the sum of: (a) the value (as of the date of termination) of all unvested and otherwise unpayable restricted stock (or alternative) awards previously granted to Employee under the LTICP (as if performance criteria had been met to permit payment of 100% of the award), and (b) the forfeited portion of Employee's accounts under the DICP and SDP (valued in accordance with the relevant provisions of the DICP and SDP, respectively);

(iv) An amount equal to the sum of: (a) the matching contributions which would have been made under the DICP and SDP had Employee continued to defer salary thereunder at the rate in effect as of the effective date of the Change in Control, for the longer of: (1) the remainder of the Term; or (2) an additional three years following the termination of employment; and (b) the value (as of the date of termination) of restricted stock (or alternative) awards which had not theretofore been made to Employee under paragraph 6(d) hereof (valued on the basis of the assumption that the performance criteria which would have been applicable to such award(s) had been met so that 100% of the award would have been payable); and

(v) An amount equal to the difference between (a) the monthly COBRA premium for coverage under the Company's medical (including prescription drugs), dental and group life insurance plans, and (b) the monthly employee contribution under such plans in effect for Employee immediately prior to the termination, multiplied by eighteen (18).

(b) In addition to such payment, Employee shall be entitled to the following benefits:

(i) The Company shall fully secure the benefit provided for under the Split-Dollar Life Insurance Program by making irrevocable contributions to the trust established thereunder ("Life Insurance Trust") as contemplated in Section 11 of the Split-Dollar Life Insurance Program. Additionally, Employee's participation in the Split-Dollar Life Insurance Program shall continue notwithstanding the termination of employment as if the Participation Agreement between the Company and Employee entered into under the Split-Dollar Life Insurance Program continued in accordance with its terms as in effect prior to Employee's termination and as if Employee's termination had not occurred. In the event the Company terminates the Split-Dollar Life Insurance Program, the Company shall nonetheless provide Employee with the benefits contemplated under the Split-Dollar Life Insurance Program, as in effect on the effective date of this Agreement, and shall fully secure such benefits through irrevocable contributions to the Life Insurance Trust; and

(ii) Employee shall, at the Company's cost, be entitled to the financial planning services and annual physical benefit as provided for under paragraph 8(c) above.

(c) In addition to such payments and benefits, Employee shall be entitled to additional retirement compensation ("Additional Retirement Compensation") in an amount equal to the difference between: (i) the benefit Employee is entitled to receive under the Retirement Plan and the Supplemental Retirement Plan, and (ii) the amount of the retirement benefit Employee would have been entitled to receive under the Retirement Plan and the Supplemental Retirement Plan had Employee continued in the employment of the Company, and continued participating in the Retirement Plan, through the expiration of the Term. The calculation of the Additional Retirement Compensation shall assume: (x) an annual increase in base salary (effective as of the normal effective date for executive salary adjustments under the Company's standard practice in effect as of the termination) equal to Employee's greatest base salary increase during the Term, and (y) an annual bonus payment (payable at the normal time under the AIP, or successor plan) equal to the highest annual bonus payment previously paid to Employee. The Additional Retirement Compensation shall be payable in the form elected by Employee with respect to benefits under the Retirement Plan. The amount of the Additional Retirement Compensation shall be determined by the actuary for the Retirement Plan using the assumptions set forth above and other reasonable and consistent actuarial assumptions substantially similar to those used in connection with the determination of benefits payable under the Retirement Plan. The Company shall promptly fully fund the amount of the Additional Retirement Compensation for Employee's benefit under the Trust. The Additional Retirement Compensation is not intended to meet the qualification requirements of Section 401 of the Internal Revenue Code of 1986, as amended ("Code").

(d) In the event that the payments and benefits provided for in this Section 11, or any portion thereof, constitute an "excess parachute payment" under
     Section 4999 of the Code, or any successor provision, the Company shall, in addition to providing the foregoing payments and benefits, pay Employee a tax gross-up cash payment(s) in an amount agreed upon by Employee to be sufficient to fully offset the excise tax which Employee is, or may be, required to pay as a result thereof. Such tax gross-up payment shall be paid to Employee concurrently with the cash payments provided for hereinabove; provided that if the amount of such tax gross-up payment cannot be finally determined by such date, the Company shall pay Employee concurrently with such other payments an estimate, determined in good faith by the Company, of the minimum amount of the required tax gross-up payment. Thereafter, the Company shall promptly (but in any event within forty-five
     (45) days of Employee's termination) determine in good faith the total amount of the tax gross-up payment and seek to obtain Employee's approval thereof. The remaining portion of the tax gross-up payment shall be paid to Employee promptly after Employee approves the total amount.

12.  Severance/Change in Control Benefits Contingent Upon Full Release. Employee
     -----------------------------------------------------------------
     acknowledges and agrees that the benefits and payments provided for in
     Section 10(a) or 11, as applicable, constitute the exclusive remedy of Employee upon termination of employment under the circumstances described in Section 10(a) or 11, as the case may be. Notwithstanding any other provision of this Agreement, as a condition to receiving such benefits and payments, Employee shall be required to execute a release of claims in favor of the Company in a form reasonably acceptable to the Company.

13. Confidentiality and Nondisclosure.
    ---------------------------------

(a) Employee understands and agrees that he will be given Confidential Information (as defined below) and Training (as defined below) during his employment with the Company relating to the business of the Company and/or its Affiliates (as defined below). Employee hereby expressly agrees to maintain in strictest confidence and not to use in any way (including without limitation in any future business relationship of Employee), publish, disclose or authorize anyone else to use, publish or disclose in any way, any Confidential Information relating in any manner to the business or affairs of the Company and/or its Affiliates. Employee agrees further not to remove or retain any figures, calculations, letters, documents, lists, papers, or copies thereof, which embody Confidential Information of the Company and/or its Affiliates, and to return, prior to Employee's termination of employment, any such information in Employee's possession. If Employee discovers, or comes into possession of, any such information after his termination he shall promptly return it to the Company. Employee acknowledges that the provisions of this paragraph are consistent with the Company's Code of Conduct with which Employee, as an employee of the Company, is bound.

(b) For purposes of this Agreement, "Confidential Information" includes, but is not limited to, information in the possession of, prepared by, obtained by, compiled by, or that is used by the Company or any of its Affiliates or customers and (1) is proprietary to, about, or created by the Company or its Affiliates or customers; (2) gives the Company or its Affiliates or customers some competitive business advantage, the opportunity of obtaining such advantage, or disclosure of which might be detrimental to the interest of the Company or its Affiliates or customers; and (3) is not typically disclosed by the Company or its Affiliates or customers, or known by persons who are not employed by the Company or its Affiliates or customers. Without in any way limiting the foregoing and by way of example, Confidential Information shall include: information not generally available to the public pertaining to the Company's business operations such as financial and operational information and data, operational plans and strategies, business and marketing strategies and plans for various products and services, global operational planning, and acquisition and divestiture planning.

(c) For purposes of this Agreement, "Training" includes, but is not limited to, specialized and valuable training regarding Confidential Information.

(d) For purposes of this Agreement, "Affiliate" shall mean any person, or entity (or sub-unit of an entity) that, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Company.

14.  Non-Compete and Non-Solicitation. Employee acknowledges and agrees that:
     --------------------------------
     (1) in order to perform his obligations and job duties for the Company, Employee will gain Training and access to Confidential Information regarding the Company and/or its Affiliates or customers; (2) use of such Confidential Information in competition with the Company and/or its Affiliates or customers would be detrimental to the business interests of the Company and/or its Affiliates or customers; and (3) Employee would not have been allowed to gain access to Confidential Information, or to provide the obligations and job duties contemplated under this Agreement without his promises and agreements contained in the following paragraph. Employee acknowledges and agrees further that the Company is a diverse, global energy company and that, based on the nature and size of the Company and the scope of its operations, the areas in which the Company competes are not limited. Employee also acknowledges and agrees that the services he will be performing for the Company, and the Confidential Information and Training he will be provided, relate to the world-wide operations of the Company and its Affiliates, and will not be limited to any specific geographic location within which the Company, or any of its Affiliates, conducts business.

     Employee agrees that, during his employment with the Company, and for a period of one (1) year thereafter, Employee shall not, directly or indirectly, either as an employee, employer, independent contractor, consultant, agent, principal, partner, stockholder, officer, director, or in any other individual or representative capacity, either for his own benefit or the benefit of any other person or entity: (i) engage or participate in abusiness which competes in a material manner with the Company or any of its Affiliates in any geographic location in which the Company conducts business; (ii) contact, solicit or attempt to solicit the business or patronage of any of the Company's (or Affiliate's) customers, or prospective customers, or any person, firm, corporation, company, partnership, association or entity which was contacted or whose business was solicited, serviced or maintained by the Company (or its Affiliates) during the term of Employee's employment with the Company; or (iii) solicit, recruit, induce, encourage or in any way cause any employee of the Company (or an Affiliate) to terminate his/her employment with the Company (or such Affiliate).

15.  Injunctive Relief. Because of the unique nature of the business to be
     -----------------
     conducted by the Company and its Affiliates and the Confidential Information relating thereto, Employee acknowledges, understands and agrees that the Company and/or its Affiliates will suffer immediate and irreparable harm if Employee fails to comply with any of his obligations under Sections 13 and 14 of this Agreement, and that monetary damages alone will be inadequate to compensate the Company or its Affiliates for such breach. Accordingly, Employee agrees that the Company and/or its Affiliates shall, in addition to any other remedies available to it at law or in equity, be entitled to temporary, preliminary, and permanent injunctive relief and specific performance to enforce the terms of Sections 13 and 14 without the necessity of proving inadequacy of legal remedies or irreparable harm or posting bond.

16.  Deductions and Nonalienation of Benefits. Employee shall be required to pay
     ----------------------------------------
     promptly on demand, by payroll deduction or otherwise, the amount required to be withheld by the Company for income and employment taxes in respect of amounts paid under this Agreement. No right, benefit or payment hereunder shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be null and void. No right, benefit or payment hereunder shall in any manner be subject to, voluntarily or involuntarily, the debts, contracts, liabilities or torts of Employee or be otherwise subject to any execution, garnishment, attachment, insolvency, bankruptcy or legal proceedings of any character or legal sequestration, levy or sale. If Employee or any other beneficiary hereunder shall become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right, benefit or payment hereunder, such right, benefit or payment may be terminated at any time by the Company without liability or further obligation.

17.  The Company's Right to Modify Employee Benefit Plans. Nothing in this
     ----------------------------------------------------
     Agreement shall be construed as a limitation on the absolute right of the Company, at any time and from time to time at its sole discretion, to amend or modify, in whole or in part, or to terminate, any employee benefit plan, program or policy sponsored or maintained by the Company; provided, however, that no such amendment or termination shall eliminate or reduce the payments and benefits provided for in Sections 10 and 11 hereof, it being understood that, if from and after the date hereof, any plan or program referenced in Section 10 or 11 hereof is terminated or amended and such termination or amendment would reduce the payments or benefits provided for under Section 10 or 11, such terminated or amended plan or program shall, for purposes of calculating the payments and benefits under
     Section 10 or 11 hereof be deemed to be in effect as of the effective date of this Agreement. Any plan or program which is specifically referenced herein shall be deemed to include any successor plan or program or any similar plan or program adopted and maintained by the Company to provide Employee with the same or similar benefits provided for under such specifically referenced plan or program.

18.  Entire Agreement. This Agreement contains the complete understanding and
     ----------------
     agreement between the parties and supersedes any and all other agreements, understandings, or communications of any kind, either oral or in writing, between the parties hereto with respect to the subject matter hereof. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise with respect to the subject matter of this Agreement shall be valid or binding. Subject to the provisions of Section 10 and 11 hereof regarding certain payments and benefits upon a termination satisfying the criteria set forth in such sections, nothing in this Agreement shall be construed as conferring any right upon Employee to continued employment by the Company. Any modification of this Agreement will be effective only if it is in writing signed by both of the parties hereto.

19.  Severability. If any provision in this Agreement is held by a court of
     -----------
     competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

20.  Survival. The parties hereby acknowledge and agree that certain provisions
     --------
     of this Agreement are, by their nature, intended to survive this Agreement and the parties agree that all of such provisions shall survive Employee's termination of employment, regardless of the reason for such termination. Employee acknowledges and agrees that the covenants and restrictions in Sections 13 and 14 of this Agreement are reasonable and necessary due to the highly competitive, confidential and proprietary nature of the services to be performed by Employee hereunder.

21.  Successors. This Agreement shall be binding upon and inure to the benefit
     ----------
     of Employee, his heirs, beneficiaries and personal representatives, and the Company and any successor or assignee of the Company, but neither this Agreement, nor any of the rights or obligations of either party hereunder may be assigned, in whole or in part, except the Company may assign this Agreement to any affiliate of the Company. The Company will seek to obtain the written acknowledgment and assumption of this Agreement by any successor of the Company prior to any transaction or event pursuant to which such successor becomes the successor to the Company. Whether or not such written acknowledgment and assumption is given, this Agreement shall be binding on such successor and its assignees.

22.  Notices. Any notices to be given hereunder by either party to the other may
     -------
     be effected by personal delivery in writing, by facsimile or by mail, registered or certified, postage prepaid to the current address of the other party with return receipt requested. Notices delivered personally or by facsimile shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of three (3) days after mailing.

23.  Governing Law. This Agreement shall be governed by and construed in
     -------------
     accordance with the laws of the State of Texas.

     EXECUTED effective as of the date first set forth above.

          COMPANY:

          TXU CORP.


                           By: /s/ J. E. Oesterreicher
                               -----------------------
                                    J. E. Oesterreicher, Director and
                                    Chairman, Organization and
                                    Compensation Committee



          EMPLOYEE:


                         By:  /s/  Erle Nye
                              ----------------------------------
                                   Erle Nye